EXHIBIT 4.4

                             STOCK OPTION AGREEMENT



         STOCK OPTION AGREEMENT (this "Agreement") made as of May 1 1992, between SYNETIC, INC., a Delaware corporation with offices at 100 Summit Avenue, Montvale, New Jersey 07645 (the "Company"), and CARL KANTER ("Optionee").

                                     RECITAL

         The Optionee was granted an option to purchase shares of the Company's Common Stock as of October 25, 1991, as an inducement to enter into the Optionee's Employment Agreement with Medco Containment Services, Inc. ("Medco"), the parent of the Company, dated as of May 1, 1992 (the "Employment Agreement") pursuant to which the Optionee will render services to Medco and its subsidiaries including the Company. As a result, the Company has elected to issue to the Optionee an option to acquire 30,000 shares of its Common Stock. All terms used herein shall have the same meanings as in the Employment Agreement, unless otherwise defined.

                                   AGREEMENTS

         In consideration of the Recital (which is incorporated by reference) and the mutual covenants of this Agreement, the Company and Optionee agree as follows:

         1. Confirmation of Grant of Option. The Company hereby confirms that Optionee has been granted, subject to the terms of this Agreement and the Employment Agreement, the right (the "Option") to purchase 30,000 shares of Common Stock, $.01 par value, of the Company. All of the shares of the Company's Common Stock are hereinafter referred to as the "Common Stock," and the 30,000 shares of Common Stock which are subject to purchase hereunder are hereinafter referred to as "Shares". Said number of Shares subject to the Option may be adjusted as provided in Section 10.

         2.       Exercisability of Option.

                  2.1. Subject to the terms and conditions of this Agreement (including Sections 2.3, 2.4 and 2.5), the Option shall become exercisable (i.e., "vested"):

                           2.1.1.     with respect to 20% of the Shares, on and
after the first anniversary of the commencement of the Employment Period under the Employment Agreement ("Employment Commencement Date");


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                           2.1.2.     with respect to an additional 20% of the
Shares, on and after the second anniversary of the Employment Commencement Date;

                           2.1.3.     with respect to an additional 20% of the
Shares, on and after the third anniversary of the Employment Commencement Date;

                           2.1.4.     with respect to an additional 20% of the
Shares, on and after the fourth anniversary of the Employment Commencement Date; and

                           2.1.5.     with respect to the remainder of the
Shares, on and after the second business day before the fifth anniversary of the Employment Commencement Date.

                  2.2. The unexercised portion of the Option (both vested and non-vested) shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           2.2.1.     The tenth anniversary of the date of this
Agreement;

                           2.2.2.     Subject to the provisions of Sections 2.3,
2.4 and 2.5 below, 30 days following the date of termination of Optionee's status as an officer of the Company (during which period vesting shall continue).

                  2.3. If Optionee dies while employed by Medco or within the 30-day period following the date of termination of Optionee's employment (described in Section 2.2.2), any unexercised portion of the Option which was otherwise exercisable on the date of death shall be exercisable by Optionee's personal representatives or heirs at law, if no personal representative is required by the governing state law, at any time within the one-year period from date of death. Notwithstanding anything to the contrary contained herein, if (a) Optionee dies during the Employment Period or (b) the Optionee's employment with Medco is terminated pursuant to Section 4.7 of the Employment Agreement by reason of subclause (ii) thereof or by reason of subclause (i) thereof and the Executive has submitted within 60 days of such termination by reason of subclause (i) to an examination by a duly licensed physician selected by Medco and such physician has determined that the Executive has a Permanent Disability, then, in each such case, 80% of the Shares (inclusive of such number of Shares as to which the Option theretofore became vested) subject to the Option shall automatically and immediately become exercisable and vested on the date of death or the date of termination pursuant to Section 4.7 by reason of subclause (ii) or the determination by such physician that the Executive has a Permanent Disability, as the case may be.


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                  2.4.     Notwithstanding anything to the contrary contained
herein, if a Change of Control (as defined below) has occurred during the Employment Period and following such Change of Control Optionee's employment with the Company is terminated "without cause," 100% of the then unvested Shares subject to the Option shall automatically and immediately become exercisable and vested on the effective date of Optionee's termination of employment and any unexercised Shares shall remain exercisable only for the time period specified in Section 2.2.

         For purposes of this Agreement, "Change of Control" shall mean (1) a merger of Medco into another entity (other than an entity controlled or jointly controlled by Medco), or (2) a merger of another entity (other than an entity controlled or jointly controlled by Medco) into Medco, or (3) a sale of all or substantially all of the assets of Medco to another entity (other than an entity controlled or jointly controlled by Medco), or (4) an entity, that is not controlled or jointly controlled by Medco, becomes the beneficial owner of more than fifty percent of the outstanding common stock of Medco, or (5) a successful solicitation of shareholder proxies occurs, the purpose of which is to remove from the Board of Directors those directors which have been proposed by the incumbent management of Medco; provided that after each such occurrence there results a change in the composition of the Board of Directors of Medco (or the surviving entity, as the case may be) such that the individuals who were the directors of Medco prior to such occurrence do not constitute at least fifty percent of the Board of Directors of Medco (or the surviving entity, as the case may be) immediately after such occurrence; and provided, further, that after any such occurrence, Martin J. Wygod is not a member of senior management of Medco (or the surviving entity, as the case may be).

                  2.5. In the event that (i) Optionee's employment with Medco is terminated "without cause" or (ii) the Optionee's bona fide termination of his employment with the Company pursuant to Section 7.2 of the Employment Agreement (other than a termination pursuant to Section 7.3 after a Change of Control, which shall be governed by Section 2.4), the Shares subject to the Option will continue to vest, in accordance with the schedule set forth in
Section 2.1, until the later to occur of (a) one year from the date of termination of Optionee's employment or (b) the second anniversary of the Employment Commencement Date. In each case, the unexercised portion of the Option shall automatically and without notice terminate and become null and void 30 days following the final vesting of Shares pursuant to this Section 2.5.

                  2.6. Notwithstanding anything to the contrary contained herein, in no event shall the Option be exercisable after the expiration of ten years from the date of this Agreement.


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         3.       Method of Exercise of Option. The Option may be exercised by
Optionee (or by Optionee's personal representatives or heirs at law, as provided in Section 2, but by no other person) as to all or (at Optionee's election) part of the Shares as to which the Option is then exercisable (that is, vested) under
Section 2 by giving written notice of exercise to the Company at its principal business office, specifying the number of Shares for which the Option is exercised, accompanied by payment in full for such Shares (as determined pursuant to Section 4) together with any amount required for payroll withholding tax under all applicable federal, state or local laws or regulations or payment may be made by the Optionee by any other method or at any other time at which the policies of the Company's Stock Option Committee permit as to other options. The failure to exercise the Option, in whole or in part, as to any vested exercise rights shall not constitute a waiver of these rights. The Company shall cause certificates for the Shares so purchased to be delivered to Optionee or Optionee's personal representatives or heirs at law, at its principal business office, against payment in full of the Option price for such Shares (as determined pursuant to Section 4), as soon as practicable following receipt of the notice of exercise and the applicable purchase price. The purchase price shall be paid in cash or by certified or official bank check.

         4. Option Price. Subject to adjustment as provided in Section 10, the purchase price of the Shares covered by this Agreement shall be $30.25 per share.

         5. Non-Transferability of Option. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as permitted in the preceding sentence), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to levy, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate the Option contrary to the provisions of this Agreement, and any levy, attachment or similar process upon the Option shall be null and void and without effect, and the Company's Board of Directors or the Stock Option Committee thereof may, in its discretion, upon the happening of any such event, terminate the Option as of the date of such event.

         6. No Rights Prior to Issuance of Shares. The holder of the Option shall not have any rights to dividends nor any other rights of a shareholder with respect to the Shares covered by the Option until the Shares have been issued (as evidenced by the appropriate entry on the books of the transfer agent of the Company) following exercise of the Option prior to its termination.

         7. Section 9 of the Employment Agreement Violation. Notwithstanding anything to the contrary contained herein, in the event of a material breach by the Optionee at any time of the provisions of Section 9 of the Employment Agreement and termination of employment of the Executive if not previously terminated, the unexercised portion of the


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Option (both vested and non-vested) shall automatically and without notice terminate and become null and void.

         8.       Restrictions on Exercise and on Common Stock.

                  8.1. The Shares issued upon exercise of the Option shall be issued only to Optionee or a person permitted to exercise the Option pursuant to Section 2.3. Each share certificate representing Shares purchased upon exercise of the Option shall bear a legend stating that the Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the provisions of the Employment Agreement. The certificate(s) may be made subject to a stop transfer order placed with the Company's transfer agent.

                  8.2. Notwithstanding any other provision of this Agreement, unless the issuance of Shares upon exercise of the Option shall then be covered by an effective registration statement under the 1933 Act (which the Company shall have no obligation to file but has the present intention to file a Registration Statement on Form S-8 covering such Shares), the Company shall have no obligation to issue any Shares pursuant to an exercise of the Option in the absence of an opinion of counsel to the Company that said sale may be effected pursuant to an exemption from the registration requirements of the 1933 Act. If the Company's Common Stock is not then publicly traded, the Company shall have no obligation to file a registration statement or take other steps to permit the Shares to be issued in compliance with the 1933 Act. It shall be a further condition to the Company's obligation to issue and deliver to Optionee certificates for those Shares, that Optionee deliver to the Company in writing a representation that such Optionee is exercising such Option for his own account (and, unless the Shares are then registered under the 1933 Act,) for investment only and not with a view to distribution and that the Optionee will not make any sale, transfer or other disposition of any Shares purchased except (i) pursuant to the registration thereof under the 1933 Act, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no-action" letter from the Securities and Exchange Commission. Optionee has been advised and understands the Shares must be held indefinitely unless they are registered for resale under the 1933 Act or an exemption from registration is available and that the Company is under no obligation to register those Shares under the 1933 Act for resale or to take any action which would make available to the holder any exemption from registration.

         9. Right to Terminate Employment. This Agreement does not constitute a contract of, or an implied promise to continue, Optionee's employment or status with Medco or any subsidiary of Medco; and nothing contained in this Agreement shall confer upon Optionee the right to continue such employment or status; nor does this Agreement affect the right of Medco to terminate Optionee's employment at any time. Optionee shall have no


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rights in the benefits conferred by the Option or in any Shares except to the extent the Option is exercised while vested and prior to termination. Termination of the Option by reason of cessation of employment shall give no rise for any claim for damages by Optionee under this Agreement and shall be without prejudice to any rights or remedies which Medco or any subsidiary of Medco may have against Optionee.

         10.      Adjustment.

                  10.1. The number and price per Share covered by the Option, and any other rights under the Option, shall be appropriately adjusted, as deemed appropriate by the Company's Board of Directors or the Stock Option Committee, as the case may be (whose good faith determination shall be absolute and binding upon the Optionee), to reflect any subdivision (stock split) or consolidation (reverse split) of the issued Common Stock of the Company, or any other recapitalization of the Company, or any business combination or other transaction involving the Company, which shall substantially affect the rights of holders of Common Stock. The Stock Option Committee or the Board of Directors, as the case may be, shall provide for appropriate adjustment of the Option in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Stock for which the record date is prior to the date the Shares purchased by exercise of the Option are issued or transferred, except that no such adjustment shall be made for cash dividends or stock dividends of 10% or less (cumulatively, in the aggregate).

                  10.2. In the event of a change in the presently authorized Common Stock of the Company which is limited to a change of all of its presently authorized shares of Common Stock with par value into the same number of shares without par value, or any change of all of the then authorized shares of Common Stock with par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be Shares as defined in Section 1, and no change in the number of shares covered by the Option or in the Option Price shall take place.

         11. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address.
Each notice to the Company shall be addressed to it at its principal office, attention of the Vice President - Treasurer, with a copy to the Executive Vice President - General Counsel. Each notice to Optionee (or other person or persons then entitled to exercise the Option) shall be addressed to Optionee (or such other person or persons) at Optionee's most recent address on the books of the Company. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect. Each notice shall be deemed to have been given on the day it is received.


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         12.      Benefits of Agreement.  This Agreement shall inure to the
benefit of and be binding upon each successor of the Company. Subject to Section 2.3, rights granted to the Company under this Agreement shall be binding upon Optionee's personal representatives and heirs at law.

         13. Source of Rights. This Agreement and the Employment Agreement shall be the sole and exclusive source of any and all rights which Optionee, and Optionee's personal representatives or heirs at law, may have in respect of the Option as granted hereunder. In the event of any conflict between the provisions of the Employment Agreement and of this Agreement, the provisions of the Employment Agreement shall prevail.

         14. Captions. The captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         15. Interpretation and Construction. The good faith interpretation and construction by the Board of Directors or by the Stock Option Committee of any provision of this Agreement shall be final and conclusive and binding on the parties hereto.

         16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey without regard to any principles of conflict of laws.

                                    Execution

         The parties signed this Agreement as of the day and year first above written, whereupon it became binding in accordance with its terms.

                                        SYNETIC, INC.



                                        By:
                                             ----------------------------------
                                             James V. Manning
                                             Senior Executive Vice President -
                                             Finance



                                        ---------------------------------------
                                        CARL KANTER